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                                                                 EXHIBIT 10.6(a)

                              AMENDED AND RESTATED
                           BANCORP RHODE ISLAND, INC.
                        NON-EMPLOYEE DIRECTORS STOCK PLAN

     WHEREAS, pursuant to Section 2.5 of that certain Plan of Reorganization and Merger dated as of February 15, 2000 (the "Merger Agreement") by and among Bank Rhode Island ("Bank RI"), Bancorp Rhode Island, Inc. (the "Corporation") and BKRI Interim Bank, each outstanding option to purchase the common stock of Bank RI, including options to purchase such common stock granted to pursuant to Bank RI's Non-Employee Directors Stock Plan (the "Director Plan"), became, by virtue of the effectiveness of the Merger Agreement, without any action on the part of the holders of such options, options to purchase the Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock"); and

     WHEREAS, the Corporation desires to amend the Director Plan to reflect the existence of the Corporation as the holding company for Bank RI, and to effect the changes to the Director Plan necessary to implement the purposes of the Director Plan under the new holding company structure; and

     WHEREAS, pursuant to Section 7 of the Director Plan, the Board of Directors of Bank RI has consented to the amendment and restatement of the Director Plan as hereinafter set forth; and

     WHEREAS, the Board of Directors of the Corporation has consented to the adoption of the Director Plan as hereby amended and restated.

     NOW, THEREFORE, the Director Plan is amended as follows:

     This Amended and Restated Non-Employee Directors Stock Plan (the "Plan") is adopted by the Corporation for the purpose of advancing the interests of the Corporation by providing compensation and other incentives for the continued services of the Corporation's non-employee directors and by attracting and retaining able individuals to directorships with the Corporation.

     1. DEFINITIONS. For purposes of this Plan, the following terms shall have the meanings set forth below:

     "ADMINISTRATOR" means the person(s) appointed by the Board to administer the Plan as provided in Paragraph 2 hereof.

     "ANNUAL MEETING" means the annual meeting of the Corporation's shareholders.

     "BOARD" means the Board of Directors of the Corporation.
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     "CHANGE OF CONTROL" means (i) approval by the Corporation's shareholders of a merger in which the Corporation does not survive as an independent, publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all the Corporation's assets, or (ii) any acquisition of voting securities of the Corporation by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (a) the Corporation or any of its subsidiaries, (b) any person who was an officer or director of the Corporation on the day prior to the Effective Date, or (c) any savings, pension or other benefits plan for the benefit of employees of the Corporation or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 30% of the voting power of all outstanding voting securities of the Corporation, if such acquisition results in such entity, person or group owning beneficially securities representing more than 30% of the voting power of all outstanding voting securities of the Corporation. As used herein, "voting power" means ordinary voting power for the election of directors of the Corporation.

     "COMMON SHARES" means the Corporation's common stock, $0.01 par value per share.

     "EFFECTIVE DATE" means May 20, 1998, subject to the approval of the Plan by the Corporation's shareholders.

     "GRANT DATE" means the effective date of a grant of options pursuant to Paragraph 4(a) hereof.

     "MARKET VALUE" means the last sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Shares are admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors of the Corporation.

     "PARTICIPANT" means a director who has met the requirements of eligibility and participation described in Paragraph 3 hereof.

     2. ADMINISTRATION. The Plan shall be administered by the Administrator. The Administrator may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determination and take such action in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.

     3. ELIGIBILITY AND PARTICIPATION.

     (a) A non-employee director of the Corporation shall automatically become a Participant in the Plan as of the later of (i) the Effective Date, or (ii) the date of initial election to the Board. A director who is a regular employee of the Corporation is not eligible to participate in the Plan.
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     (b) A Participant shall cease participation in the Plan as of the date the
Participant (i) fails to be re-elected to the Board, (ii) resigns or otherwise vacates his position on the Board, or (iii) becomes a regular employee of the Corporation.

     4. OPTION AWARDS

     (a) GRANT OF OPTIONS. Each person who is a Participant on the Effective Date shall be awarded a non-qualified option to purchase 1,500 Common Shares effective as of the Effective Date, at a price equal to the Market Value of Common Shares on that date. Any person who becomes a Participant after the Effective Date shall be awarded non-qualified options to purchase 1,000 Common Shares effective as of the date of the Annual Meeting at which such election occurs, or if the Participant is first elected to the Board other than at an Annual Meeting, as of the date of such election, at a price equal to the Market Value of Common Shares on that date.

     Commencing with the 1999 Annual Meeting, on the date of the Annual Meeting of each year, a Participant (other than a director who is first elected at the Annual Meeting for that year or within six months prior to such Annual Meeting), shall be awarded non-qualified options to purchase 500 Common Shares, effective as of such date, at a price equal to the Market Value of Common Shares on such date.

     (b) TERM AND EXERCISABILITY. All options shall have a term of 10 years and shall vest six (6) months after the Grant Date. Notwithstanding the foregoing, all options shall become immediately exercisable upon a Change of Control of the Corporation. In the event of a Change of Control, the Board, or the board of directors of any corporation assuming the obligations of the Corporation hereunder may, as to outstanding options, upon written notice to the Participants, provide that all unexercised options must be exercised within two
(2) years of the date of such notice or they will be terminated.

     (c) METHOD OF EXERCISE. An option granted under the Plan may be exercised, in whole or in part, by submitting a written notice to the Board, signed by the Participant or such other person who may be entitled to exercise such option, and specifying the number of Common Shares as to which the option is being exercised. Such notice shall be accompanied by the payment of the full option price for such Common Shares, or shall fix a date (not more than ten business days from the date of such notice) for the payment of the full option price of the Common Shares being purchased. Payment shall be made in the form of cash, Common Shares (to the extent permitted by law), or both. A certificate or certificates for the Common Shares purchased shall be issued by the Corporation after the exercise of the option and full payment therefor.

     (d) TERMINATION OF DIRECTORSHIP. If a Participant fails to be re-elected to the Board, resigns or otherwise ceases to be a director of the Corporation for reasons other than death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), all options granted under this Plan to such Participant which are not exercisable on such date shall
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immediately terminate, and any remaining options shall terminate if not exercised before twenty-four (24) months following such termination, or at such earlier time as may be applicable under Paragraph 4(b) above.

     If a Participant ceases to be a director of the Corporation by reason of death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), all options granted under this Plan to such Participant which are not exercisable on such date shall become immediately exercisable, and may be exercised at any time before the expiration of twenty-four (24) months following the date of death or commencement of disability, or such earlier time as may be applicable under Paragraph 4(b) above.

     (e) NON-TRANSFERABILITY. Each option and all rights thereunder shall be exercisable during the Participant's lifetime only by him and shall be non-assignable and non-transferable by the Participant except, in the event of the Participant's death, by will or by the laws of descent and distribution. In the event the death of a Participant occurs, the representative or representatives of the Participant's estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise the Participant's options in whole or in part may exercise the option prior to the expiration of the applicable exercise period, as specified in Paragraph 4(d) above.

     (f) NO RIGHTS AS SHAREHOLDER. A Participant shall have no rights as a shareholder with respect to any Common Shares subject to the option prior to the date of issuance of a certificate or certificates for such Common Shares.

     (g) COMPLIANCE WITH SECURITIES LAWS. Options granted and Common Shares issued by the Corporation upon exercise of options shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky Laws. With respect thereto, the Board may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

     5. SHARES SUBJECT TO THE PLAN.

     (a) The Common Shares to be issued and delivered by the Corporation upon the exercise of options under the Plan may be either authorized but unissued shares or treasury shares of the Corporation.

     (b) The aggregate number of Common Shares of the Corporation which may be issued under the Plan shall not exceed 40,000 shares; subject, however, to the adjustment provided in Paragraph 6 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the effective date of this Plan.

     (c) Common Shares covered by an option which is no longer exercisable with respect to such shares shall again be available for issuance under this Plan.
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     6. SHARE ADJUSTMENTS. In the event there is any change in the Corporation's
Common Shares resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall automatically be made without further action by the Board or Administrator in (i) the number of Common Shares available for award under this Plan, (ii) the number of Common Shares subject to options granted under this Plan, and (iii) the option price of options granted under this Plan.

     7. AMENDMENT OR TERMINATION. The Board may terminate this Plan at any time, and may amend the Plan at any time or from time to time; provided, however, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; and further provided that any amendment that would increase the aggregate number of Common Shares that may be issued under the Plan, materially increase the benefits accruing to Participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the Corporation shareholders to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any other governing rules or regulations except that such increase or modification that may result from adjustments authorized by Paragraph 6 does not require such approval. If the Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms.

     8. CORPORATION RESPONSIBILITY. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Corporation.

     9. IMPLIED CONSENT. Every Participant, by acceptance of an award under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of his or her heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

     10. RHODE ISLAND LAW TO GOVERN. This Plan shall be construed and administered in accordance with and governed by the laws of the State of Rhode Island.
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     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated
Bancorp Rhode Island, Inc. Non-Employee Directors Stock Plan to be executed by its duly authorized officer as of the 19th day of September, 2000.

                                                BANCORP RHODE ISLAND, INC.


                                                By:
                                                   ----------------------------
                                                   Name: Merrill W. Sherman
                                                   Title: President


Attest:


--------------------------
Margaret D. Farrell
Secretary